Exhibit 4.3

              Warrant Instrument constituting warrants to subscribe for ordinary shares in Midatech Pharma PLC             Dated                     1-4  re-bart&c,v■               2017

   Contents 1 . Definitions and interpretation 2. Constitution of Warrants  3. Conditions  4. Calculation of number of Warrant Shares 5. Exercise „ „  6. Application of Admission „„  7. Transfer ____„„ „  Schedule1  ..... ......... ....... .„,„ „  (Form of Certificate), .,„ „ „  „ Schedule ....... . ..... „ .,.,„  Conditions       1 .1 1 ................................ „ .„..„----        .1 .1 1      ..................... „...    F  I  F  F       1 3  4 4 4 4 5 5 8 8  Schedule 3   1 .1 15

     This Warrant Instrument is executed on  By   141-  re_fo • .&c.tid   200-   Midatech Pharma PLC, a company registered in England under number 09216368, whose registered office  is  at 65  Innovation  Drive,  Milton  Park,  Milton,  Abingdon,  Oxfordshire  OX14 4RQ (the "Company").   Background:   (A)  The Company has, by resolution of its board of Directors passed on or around the date of this  Warrant Instrument resolved to create and issue Warrants to subscribe in cash for ordinary shares in the capital of the Company.   (B)  The members of the Company have irrevocably passed a resolution in general meeting validly  waiving all pre-emption rights conferred on them (whether by the Act, the Articles or otherwise) in relation to the issue of Warrants and shares in the Company including pursuant to this Warrant Instrument.   (C) This Warrant Instrument has been executed by the Company as a deed in favour of the Holder(s).  This Warrant Instrument witnesses as follows:  1. Definitions and interpretation  1.1 In this Warrant Instrument, unless the context otherwise requires, the following words and expressions shall have the following meaning:   "Act" means the Companies Act 2006.   "Admission" means  admission of an Ordinary Share to trading on the relevant Stock Exchange.   "Adjustment Event" shall be as defined in Condition 16.   "AIM" means the market of that name operated by the London Stock Exchange plc.   "Approved Reconstruction" means any solvent reconstruction under the Act.  "Articles" means the articles of association of the Company as amended from time to time. "Auditors" means the auditors of the Company for the time being.   "Business Day" means any day in which banks in the City of London are open for business.   "Capitalisation Table" means the capitalisation table setting out the fully diluted share capital of the Company which, as at the date of this Warrant Instrument, is as set out in Schedule 3.   "Certificate" means a certificate representing Warrant(s) substantially in the form set out in Schedule 1.   "Conditions" means the conditions set out in Schedule 2.   "Controlling Interest" means an interest in shares conferring in aggregate more than 50% of the total voting rights conferred by all the shares in the equity shares (as that term is defined by the Act) of the Company for the time being in issue.         30954807.doc

      "Directors" means the board of directors of the Company for the time being.   "Excluded Issue" means any issue of shares pursuant to (a) this Warrant Instrument or (b) to an employee share option scheme, Long Term Incentive Plan or comparable arrangement in each case for employees of the Company or any Group Company.  "Expiration Date" means five years from the date that a Warrant is issued or, if later, on completion of the process set out in Condition 25.   "Fair Market Value" means the fair market value per Warrant Share which shall be the average of the middle market quotations for the Ordinary Shares as shown by the AIM Appendix of the Daily Official List of the London Stock Exchange plc over a five day period ending three days before the date the current fair market value of the Warrant Shares is being determined.   "Group" means, in respect of the Company, the Company and any holding company of which it is a  subsidiary  or  subsidiary  undertaking  and  any  other  subsidiaries  or  subsidiary undertakings of that holding company with all such terms construed in accordance with the Act and "Group Company" shall be construed accordingly.   "Holder Consent" means the written consent of Holder(s) entitled to the right to subscribe for at least 75% of the Warrant Shares capable of being issued pursuant to the exercise of any Warrants issued under this Warrant Instrument.   "Holder(s)" means all the registered holder(s) of Warrant(s) for the time being (and "Holder" shall be construed accordingly).   "Insolvency Event" means any of the following events:   (a)  a meeting of creditors of the Company being held or an arrangement or composition  with or for the benefit of its creditors  (including a voluntary arrangement as defined in the Insolvency Act 1986) being proposed by or in relation to the Company;   (b)  a chargeholder, receiver, liquidator, administrative receiver or other similar person  taking possession of or being appointed over, or any distress, execution or other process being levied or enforced (and not being discharged within seven days) on the whole or a material part of the assets of the Company;   (c)  the Company ceasing to carry on business or being deemed to be unable to pay its  debts within the meaning of section 123 Insolvency Act 1986;   (d)  the Company or the Directors or the holder of a qualifying floating charge, appointing  or making an application to the court for the appointment of, an administrator;   (e) a petition being presented (and not being discharged within 28 days) or a resolution being  passed  or an order being  made for the administration or the winding-up, bankruptcy or dissolution of the Company; or (f)  the happening of an event analogous to any of the above to any Group Company or in  any jurisdiction in which that Group Company is incorporated or resident or in which it carries on business or has assets.  "Notice of Exercise" means a duly completed notice to the Company to exercise Warrant(s) in the form set out in the first schedule to the relevant Certificate.   "Ordinary Shares" means ordinary shares of £0.00005 each in the capital of the Company having the rights and privileges set out in the Articles.  "Register" means register of person(s) for the time being entitled to the benefit of Warrant(s) to be maintained pursuant to the provisions of Condition 1.     2 30954807.doc

      "Sale Event" means the occurrence of any of the following:  (a) completion of the sale or transfer of the legal or beneficial interest in any Shares which would result in a Controlling Interest being obtained by a person (or persons acting in concert with them); or (b) the sale by the Company of the whole or substantially the whole of its undertaking; or (c) a merger or comparable transaction in which the Company is not the surviving entity.   "Stock  Exchange"  means The  London  Stock  Exchange  plc  (including the AIM  market operated by The London Stock Exchange plc), ICAP Securities and Derivatives Exchanged Limited ("ISDX") (including the ISDX Growth Market, ISDX Main Board Market  and the ISDX Secondary Market operated by ISDX) or any other recognised investment exchange (as defined by Section 285, Financial Services and Markets Act 2000) and their respective share dealing markets and any recognised overseas investment exchange (as defined by section 292, Financial Services and Markets Act 2000) or any investment exchange included in the Financial Conduct Authority's list of designated investment exchanges and NASDAQ.   "Subscription Price" means kV..   pence per Warrant Share.  "Subscription Rights" means the rights for the time being conferred by all the Warrants to subscribe for Warrant Shares as constituted by this Warrant Instrument (and in relation to a particular Warrant or particular Warrants, as a reference to that proportion of such rights as are conferred by the Warrant or those Warrants).   "Warrant" means a warrant to subscribe for one Warrant Share at the Subscription Price pursuant to this Warrant Instrument.   "Warrant Shares" means the number of Ordinary Shares over which Warrants are to be issued pursuant to this Warrant Instrument as set out in clause 4, and "Warrant Share" means any one of them.   1.2 Clause headings are used in this Warrant Instrument for convenience only and shall be ignored in its interpretation.  1.3 In this Warrant Instrument, unless the context otherwise requires:  (a) reference to clauses and schedules is to clauses of and schedules to this Warrant Instrument and references to sub-clauses are references to sub-clauses of the clause in which they appear; and references to this Warrant Instrument include the Schedules to it;   (b)  reference to  (or to any specified provision of) this Warrant Instrument or any other  document or Warrant Instrument shall be construed as a reference to this Warrant Instrument, that provision or that document or Warrant Instrument as in force for the time being and as amended in accordance with the terms thereof;   (c) words in the singular include the plural and vice versa and words in one gender include any other gender;  (d) a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);  (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.  2. Constitution of Warrants  2.1 The Warrants issued under this Warrant Instrument together confer the right on their Holder(s) to subscribe in cash at the Subscription Price for the Warrant Shares.  2.2 Entitlement to all rights attaching to the Warrants shall be evidenced by the issue to a Holder of a Certificate.  One Certificate shall be issued to each Holder for all of the Warrants   3 30954807Aoc

      registered in its name.  The Company shall issue a copy of this Warrant Instrument with each Certificate.   3. Conditions  The Warrants are issued subject to the Articles and the Conditions, which are binding upon the Company and each Holder and all persons claiming through them.   4. Calculation of number of Warrant Shares At  the  date   of  this  Warrant   Instrument,   the   Company  shall   issue  Warrants  over 170,448 Warrant Shares at the Subscription Price (subject to adjustment as set out herein).   5. Exercise  Warrants are exercisable in whole or in part at any time prior to the Expiration Date by a Holder delivering a Notice of Exercise and the aggregate Subscription Price for all Warrant Shares subject to such Notice of Exercise, to the Company.   6. Application of Admission  Upon the exercise of a Warrant the Company shall as soon as reasonably practicable and in any event within three Business Days apply for the Ordinary Shares which are to be issued on such exercise to be admitted to trading on the relevant Stock Exchange.   7. Transfer  After receipt by Silicon Valley Bank of the executed Warrant Instrument and Certificate in respect of the Warrants, Silicon Valley Bank will transfer the Warrants to its parent company, SVB Financial Group.  By accepting the Warrants, SVB Financial Group will automatically be bound by the terms and conditions of this Warrant Instrument as if it were the original Holder thereof.  The Company acknowledges and consents to such transfer and agrees to register SVB Financial Group as the holder of the Warrants and issue to SVB Financial Group a Certificate in respect thereof.   In witness this Warrant Instrument has been executed and delivered as a deed on the date appearing at the head of page 1.                                  4 30954807.doc

       Schedule 1   (Form of Certificate)   Certificate No. Transfer No. Registration Date    Midatech Pharma PLC (the "Company")   (registered in England and Wales with company number: 09216368)   This Certificate is issued pursuant to the warrant instrument issued by the Company on [.] 201[.] (the "Warrant Instrument").   Words and expressions used in this Certificate which are defined in the Warrant Instrument have the meanings given to them in the Warrant Instrument.   This is to certify that: Silicon Valley Bank, a California corporation, registered in England with Company number FCO29579 and branch number BR014561 with its office at Alphabeta, 14-18 Finsbury Square, London EC2A 1BR is the registered holder of Warrants to subscribe for [•] Warrant Shares (as adjusted pursuant to the Warrant Instrument) in the Company calculated in accordance with the provisions of the Warrant Instrument and the terms and conditions attached to this Certificate.   EXECUTED as a DEED and delivered this [•] day of [•] 201[.]   Executed as a Deed  by Midatech Pharma PLC acting by  a director  in the presence of:   Director  Signature of witness: Name:   Address:   Occupation:   No transfer of the whole or any portion of the Warrants comprised in this Certificate can be registered until this Certificate is surrendered to the Company at its registered office for the attention of the Company Secretary or such other person or persons appointed by the Company as its registrars in connection with the Warrants from time to time.                       5 30954807.doc

       Schedule to the Certificate   (The Warrant Instrument)   The Warrant(s) of Midatech Pharma PLC (the "Company") comprised in this Certificate have been  issued subject to and with the benefit of the Warrant Instrument dated 2017 (the "Warrant Instrument"), executed by the Company, which is enforceable severally by each Holder against the Company insofar as each such Holder's Warrants are concerned, subject as provided in the  Warrant  Instrument. The  Warrant  Instrument (together  with  any  Warrant  Instruments supplemental thereto and copies of the Articles) is and will be available for inspection by Holder(s) at the registered office of the Company.  Where the context permits, words and expressions defined in the Warrant Instrument have the same meaning in this Certificate.   Notice Of Exercise   This Certificate together with the Notice of Exercise  properly completed  and signed should  be submitted, together with (if selected) the payment referred to below, to the Company at its registered office for the attention of the Company Secretary or such other person or persons appointed by the Company as its registrars in connection with the Warrants from time to time.   To Midatech Pharma PLC  Part A  The undersigned, the registered holder(s) of the Warrant(s) comprised in this Certificate (and the several Certificates, if any, enclosed) (Note (A)), hereby gives notice of its/their wish to exercise its/their Warrant(s) to subscribe for [•] Ordinary Shares, in accordance with the provisions of the Warrant Instrument referred to above.  We wish to satisfy the aggregate price for the Warrant Shares in respect of the Warrant(s) that we are exercising by paying the Subscription Price for all of the Warrant Shares to be issued pursuant to this Notice of Exercise to Midatech Pharma PLC (Note (C)).     Part B   We hereby direct you to allot the Ordinary Shares in the Company to be issued pursuant to this Notice of Exercise to us and we agree to accept such shares, subject to the Articles.  We hereby authorise and request the entry of our name in the register of members of the Company in respect thereof.   We hereby authorise the despatch of (i) the relevant share certificates in respect of the Warrant Shares to be allotted and issued to us pursuant to this Notice of Exercise; and (ii) a Certificate in our name for any balance of Warrant(s) remaining exercisable, by post at our risk to the address set out in Condition 34 of the Warrant Instrument or such other address notified by us in writing to the Company.   Dated   Signature  For and on behalf of [SVB Financial Group]                6 30954807.doc

      Notes:   (A)  Exercise of the Warrant(s) represented by this Certificate may be consolidated with the exercise of  Warrant(s) represented by other Certificates by the use of one Notice of Exercise provided that the other Certificates are attached to the Notice of Exercise.   (B)  At the date of issue of the Warrants, one Warrant entitles the Holder to subscribe for one Warrant Share  in the Company at the Subscription Price indicated in the Warrant Instrument subject to adjustment in accordance with the provisions of the Warrant Instrument. Holder(s) will be notified of any such adjustment.   (C)  Payments to the Company should be in pounds sterling by cheque drawn on a bank in the United  Kingdom or by electronic transfer to an account notified by the Company.                                                                                              30954807.doc  7

       Schedule 2   Conditions   Definitions   Words and expressions defined in the Warrant Instrument shall bear the same meaning in these Conditions.   Register   1. An accurate Register entitlement to the Warrants will be kept by the Company and there shall be entered in the Register:  1.1 the names and addresses of the persons for the time being entitled to be registered as the holder(s) of the Warrants;  1.2 the number of Warrants held by every such registered holder; and  1.3 the date on which the name of every such registered holder is entered in the Register in respect of the Warrants standing to its name.   2.  Any change in the name or address of any Holder shall be notified to the Company which shall  cause the Register to be altered accordingly.  Each Holder (or any person authorised by such Holder) shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same of any part thereof.   3.  The Company shall be entitled to treat the relevant Holder as the absolute owner of a Warrant  and accordingly shall not (except as ordered by a court of competent jurisdiction or as required by law) be bound to recognise any equitable or other claim to or interest in such Warrant on the part of any other person whether or not it shall have express or other notice thereof.   4.  Each Holder will be recognised by the Company as entitled to its Warrants free from any  equity,  set-off or cross-claim  on  the  part of the  Company against the original  or any intermediate holder of such Warrants.   Transfer of Warrants   5. Subject to clause 7 of the Warrant Instrument which shall allow Silicon Valley Bank to transfer the Warrants to its parent company, SVB Financial Group, the Warrants may be transferred in whole or in  part by any Holder to any person with the consent of the Directors (acting reasonably).  6.  Every transfer of a Warrant shall be made by an instrument of transfer in the usual or common  form or in any other form which may be approved for the time being by the Directors.   7.  The instrument of transfer shall be signed by or on behalf of the transferor but need not be  signed by or on behalf of the transferee.  The transferor shall be deemed to remain entitled to the Warrants until the name of the transferee is entered in the Register in respect thereof.   8.  The Directors may decline to recognise any instrument of transfer unless such instrument is  deposited at the registered office of the Company accompanied by the Certificate to which it relates. The Directors may waive production of any Certificate upon production to them of satisfactory evidence of the loss or destruction of such Certificate together with such indemnity as they may reasonably require.   9. No fee shall be charged for any registration of a transfer of a Warrant or for the registration of any other documents which in the opinion of the Directors require registration.     8 30954807.doc

       10. The registration of a transfer shall be conclusive evidence of the approval by the Directors of such transfer.   Exercise of Subscription Rights   11.  Subscription Rights may be exercised in whole or in part by the relevant Holder completing the  Notice of Exercise and lodging the relevant Certificate at the registered office of the Company for the time being together with a remittance for the aggregate price payable for the Warrant Shares in respect of which Subscription Rights are to be exercised.   12.  The aggregate price for the Warrant Shares to be issued upon exercise shall, be satisfied by  the payment in cash of the Subscription Price for each of the Warrant Shares forming the subject matter of a Notice of Exercise.   13.  Shares issued upon the exercise of Subscription Rights shall be allotted and issued credited as  fully paid to the relevant Holder within three Business Days of the receipt of the relevant Certificate (together with the Notice of Exercise duly completed) and accompanied by the cash amount equal to the aggregate price of the Warrant Shares forming the subject matter of a Notice of Exercise and   lodged at the registered office of the Company in accordance with Condition 11. Share certificates shall be issued (free of charge) in respect of such shares no later than three Business Days after the date of such lodging.   14.  Shares allotted pursuant to the exercise of Subscription Rights will rank pad passu in all  respects with the fully paid Ordinary Shares then in issue and shall rank for all dividends and distributions paid on any date or by reference to any record date on or after the date on which Ordinary Shares are issued pursuant to the relevant Notice of Exercise.   15.   (a)  Subject to  Condition  15 (b),  upon  request by the  relevant  Holder,  the  Company  undertakes to use reasonable endeavours to procure so far as it is able that the Company's  nominated adviser and/or broker ("Nomad") shall retain the relevant Holder as its customer to arrange for the sale or transfer of such number of Warrant Shares as may be agreed between them in order to sell on its behalf either all of the Warrant Shares acquired on exercise of the Warrants or only such number of the Warrant Shares (rounded up to the nearest whole Warrant Share) as will be required to cover the aggregate Subscription Price, together with any fees and commissions of the Nomad arising in connection with the exercise of the Warrants and sale of the Warrant Shares acquired provided that prior to the execution of such arrangement the amount of funds required to subscribe for the Warrant Shares are held by the Nomad in cash on behalf of the Company at the relevant time and in any event prior to the issue by the Company of the Warrant Shares.   (b) Nothing in Condition 15(a) shall require the Company to take any action which may contravene sections 677 to 680 of the Act.  Adjustment Provisions  16. Upon the occurrence of any of the following (an "Adjustment Event") after the date of this Warrant Instrument but prior to the Expiration Date:  16.1 any allotment or issue of Ordinary Shares by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve fund); or  16.2 any sub-division or consolidation of Ordinary Shares; or  16.3 any grant of options, warrants or other rights to subscribe for, or call for the allotment or issue of, Ordinary Shares other than the Excluded Issue; or  16.4 any issue or allotment of securities convertible or exchangeable into Ordinary Shares; or   9 30954807.doc

       16.5 the purchase or redemption by the Company of any Ordinary Shares,  the number and/or nominal value of Warrant Shares to be, or capable of being subscribed on any subsequent exercise of the Subscription Rights conferred by each Warrant and/or the Subscription Price will be adjusted in such manner as the Auditors shall certify to be fair and reasonable so that the Warrants shall, after such adjustment, entitle the Holder(s) on exercise to receive the same percentage of the share capital of the Company in issue or capable of being  issued  following  the  implementation  of the Adjustment  Event,  carrying  the  same proportion of votes exercisable at a general meeting of shareholders, for the same price, in each case as nearly as practicable, as would have been the case if no Adjustment Event had occurred, provided that the Subscription Price shall not in any event be reduced so that, upon exercise of the Subscription Rights, Warrant Shares would fall to be issued at a discount to their nominal value.   17.  Within seven days after an Adjustment Event, notice of such adjustments will be given to the  Holder(s) detailing the number of Warrant Shares for which the Holder(s) are entitled to subscribe in consequence of any such adjustment.  Replacement Certificates shall be issued accordingly.   Insolvency Event   18.  If prior to the Expiration Date an Insolvency Event occurs  (except for the purposes of an  Approved Reconstruction) each Holder shall, in respect of its unexercised Subscription Rights, be  treated  as  if  it  had  fully  exercised  its  outstanding  Subscription  Rights  on  the  day immediately preceding the happening of the Insolvency Event and shall receive out of the surplus assets of the Company available in the liquidation such sum as it would have received if it had been registered as the holder of the number of fully paid Warrant Shares for which it is entitled to subscribe after the deduction from such sum of a sum equal to the Subscription Price in respect of those Warrant Shares.   Exit   19.  If before the Expiration Date the Company becomes aware of the expected occurrence of a  Sale Event, it shall, subject at all times to the Company's obligations under the Code, the AIM Rules, all applicable law and any other regulations (including the Market Abuse Regulation) given its quoted status on AIM and NASDAQ, give each Holder notice being not less than 10 Business Days but not more than 20 Business Days (the "Sale Notice") of such Sale Event.   20.  A Holder may elect to exercise its Subscription Rights conditionally on, but immediately prior  to, completion of an Sale Event by serving a Notice of Exercise. Where a Holder exercises its Subscription Rights conditionally on a Sale Event, if such Sale Event does not take place within  60 days of the date of the Sale Notice the Notice of Exercise shall cease to have an effect and shall be deemed to be revoked.   21.  The  automatic  revocation  or  cancellation  of a  Notice  of Exercise  in  accordance  with  Condition 20 shall be without prejudice to the relevant Holder's Subscription Rights, which will remain in full force and will be available for subsequent exercise by the Holder in accordance with the provisions of this Warrant Instrument.   22.  If on a Sale Event a Holder has not exercised all of its Subscription Rights by the date that is  one Business Day prior to completion of the Sale Event then, subject to and conditional on the Sale Event completing, any Subscription Rights which have not by then been exercised shall, provided that immediately prior to the Sale Event the Fair Market Value of one Warrant Share (or other security issued on the exercise of a Warrant) is greater than the Subscription Price on such date, the Holder(s) shall be deemed to have automatically exercised its/their Subscription Rights in respect of all unexercised Warrants on such date and the Company shall issue the resulting Warrant Shares.   If the Fair Market Value of one Warrant Share (or other security issued on the exercise of a Warrant) is less than the Subscription Price on the date of Exit Date, the Warrants shall lapse.      10 30954807.doc

       General   23.  If a Notice of Exercise is cancelled or is deemed to have been revoked pursuant to Condition  19, no such allotment shall take place and the Company will immediately return to the relevant Holder any remittance originally submitted. A subsequent unconditional exercise of the Subscription Rights shall be deemed to override and supersede any conditional exercise.   Automatic exercise on failure to give notice   24.  If the Company fails to give the Sale Notice as required by Condition  19 (subject at all times to  the Company's obligations under the Code, the AIM Rules, all applicable law and any other regulations (including the Market Abuse Regulation) given its quoted status on AIM and NASDAQ) then, provided that immediately prior to the Sale Event the Fair Market Value of one Warrant Share (or other security issued on the exercise of a Warrant) is greater than the Subscription Price on such date, conditional upon completion of the Sale Event, the Holder(s) shall be deemed to have automatically exercised its/their Subscription Rights in respect of all unexercised Warrants on such date at the Subscription Price.   Automatic exercise upon the Expiration Date   25.  If, on the Expiration Date, the Fair Market Value of one Warrant Share (or other security issued  on the exercise of a Warrant) is greater than the Subscription Price on such date, the Holder(s) shall be deemed to have automatically exercised its/their Subscription Rights in respect of all unexercised Warrants on such date.  In such circumstances, the Company shall (subject at all times to the Company's obligations under the Code, the AIM Rules, all applicable law and any other regulations (including the Market Abuse Regulation) given its quoted status on AIM and NASDAQ) send a notice to the Holder(s) within 10 Business Days of the Expiration Date requiring them to pay up an aggregate cash amount equal to Subscription Price for each of the relevant Warrant Shares.   Representations, warranties and covenants of the Company   26. The Company represents and warrants to the Holder(s) that:  26.1 as at the date of this Warrant Instrument:  (a) the Capitalisation Table is true and complete as at the date of this Warrant Instrument;  (b) the Company has supplied the Holder(s) with true, complete, accurate and up to date copies of the Articles and any shareholders' agreement (or similar) relating to the regulation of the Company's affairs with its shareholders or which otherwise may affect the Warrants and a Holder's subscription for Warrant Shares;  (c) the Company: (i)  has  the  requisite  power and  authority,  and  has  obtained  all  necessary  authorisations and consents, to execute, deliver and perform its obligations under this Warrant Instrument; and   (ii)  has the requisite power and authority to issue the Warrant Shares to allow the  Subscription Rights to be exercised in full at any time.   26.2 any information it provides to the Holder(s) pursuant to Condition 27 will be true, complete and accurate at the time it is delivered.  Information and rights of Holder(s)  27. To the extent that a Holder does not receive such information in any other capacity, the Company shall:    11 30954807.doc

       27.1 send to each Holder a copy of its annual reports and audited accounts together with all documents required by law to be annexed to them forthwith upon the same becoming available and, in any event, not later than the date at which they are made publically available to shareholders of the Company following the end of the financial period to which they relate;  27.2 send to each Holder copies of any statements, notices or circulars sent to the holders of Ordinary Shares;  27.3 where permitted by all applicable law, provide each Holder with such other documents and other information as that Holder may reasonably request from time to time.  28. Each Holder shall keep confidential any information received by it in its capacity as a Holder which is of a confidential nature except:  28.1 as required by law or any applicable regulations;  28.2 to the extent the information is in the public domain through no default of the Holder; and  28.3 each Holder will be entitled to divulge such information to any other Holder, a member of that Holder's  Group  and  any  proposed  transferee  of Warrants  on  the  same  terms  as  to confidentiality.  Restrictions on the Company  29. Whilst the Warrants are outstanding the Company will:  29.1 use its best endeavours to maintain the admission to trading on AIM and NASDAQ of the Ordinary Shares save for on the occurrence of a Sale Event;   29.2  keep available for issue and free from pre-emptive rights, out of its authorised but unissued  share capital, such number of Warrant Shares as will enable the Subscription Rights of the Holder(s) to be satisfied in full;   29.3  ensure that the Directors have all necessary authorisations and disapplications of pre-emption  (including  under the  Act)  to  allot such  number of Warrant Shares  as will  enable  the Subscription Rights of the Holder(s) to be satisfied in full at any time;   29.4  not make any issue, grant or distribution or take any other action the effect of which would be  that on exercise of any of the Subscription Rights it would be required to issue Warrant Shares at a discount;   29.5 not buy any Warrants unless it offers to buy Warrants from all Holder(s) in proportion to their respective holdings of Warrants; and  29.6  procure in the event of a Sale Event, that the Holder(s) are not required for the purpose of, or  in connection with, such event to give any warranties or indemnities (other than as to title to shares registered in its/their respective name(s) or the names of any nominees, and as to their capacity and authority to effect the relevant event and other matters to the extent set out in a market typical acceptance form to be entered into on the same basis by all other selling shareholders),  or to make any contribution to the costs incurred by any other party in connection with such Sale Event;   29.7  not,  by  amendment  to  the  Articles  or  through  any  reorganisation,  transfer of assets,  consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant  Instrument.   Modification of Rights       12 30954807.doc

       30. Any modification to this Warrant Instrument may be effected only by deed executed by the Company and with Holder Consent.   31.  All or any of the rights for the time being attached to the Warrants  (including the Subscription  Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior sanction of a Holder Consent and with the consent of the Company.   Replacement of Certificates   32.  If a Certificate is mutilated, defaced,  lost, stolen or destroyed  it will be replaced at the  registered office of the Company for the time being upon payment by the Holder of such reasonable costs not exceeding £10 as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require.  Mutilated or defaced Certificates must be surrendered before replacements will be issued.   Notices   33.  Every Holder shall register with the Company an address to which notices can be sent and if  any Holder shall fail so to do notice may be given to such Holder by sending the same by any of the methods referred to in Condition 35 to its last known place of business or, if none, by exhibiting the same for three days at the registered office for the time being of the Company.   34. All notices to the Holder and the Company shall be addressed as follows unless notified otherwise:  Holder   SVB Financial Group  do Silicon Valley Bank  Attn: Treasury Department 3003 Tasman Drive  Santa Clara, CA 95054   Tel:  001 408 654 7400   Email address: derivatives@svb.com   Company   Midatech Pharma PLC  Attn: Nick Robbins- Cherry CFO  65 Innovation Drive  Milton Park  Milton  Abingdon  Oxfordshire OX14 4RQ   Tel: 01235 888300  Email address: nickrc@midatechpharma.com  35. Any notice under this Warrant Instrument shall be in writing signed by or on behalf of the person giving it and shall, unless delivered personally, be left at, or sent by prepaid first class post,  prepaid  airmail,  prepaid recorded delivery,  by a reputable courier company or by electronic mail to the address of the party as set out in Condition 34.  36. Notice shall be deemed to have been served:  36.1 at the time of delivery if delivered personally;   13 30954807.doc

       36.2 48 hours after posting or couriering in the case of an address in the United Kingdom and 96 hours after posting for any other address;  36.3 upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient.  37. If the deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at the opening of business on the next Business Day of that country.  38. In proving service it will be sufficient to prove:  38.1 in the case of personal service, that it was handed to the recipient or delivered to or left in an appropriate place for receipt of letters at its address;  38.2 in the case of a letter sent by post (including airmail) or by courier, that the letter was properly addressed, stamped and posted;  38.3 in the case of electronic mail, that the recipient acknowledged receipt in writing by the recipient (including by electronic mail).  39.  All notices and other communications with respect to Warrants standing in the names of joint  registered holders shall be given to whichever of such persons is named first in the Register and such  notice so given shall  be sufficient notice to all the registered holders of such Warrants.   40.  Any person who, whether by operation of law, transfer or other means whatsoever, shall  become entitled to any Warrant shall be bound by every notice in respect of such Warrant which prior to its name and address being entered on the register shall have been duly given to the person from whom it derives its title to such Warrant.   41.  When a given number of days' notice or notice extending over any other period is required to  be given, the day of service shall be included but the day upon which such notice will expire shall not be included in such number of days or other period. The signature to any notice to be given by the Company may be written or printed.   Third party rights   42,  No term of this Warrant Instrument (whether express or implied) is enforceable pursuant to the  Contracts (Rights of Third Parties) Act 1999 or otherwise by any person who is not a party to it other than a Holder or any member of that Holder's Group.   Governing law and jurisdiction   43. This Warrant Instrument and any dispute, claim or obligation (whether contractual or non- contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.  44. The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Warrant Instrument, its subject matter or formation.                14 30954807.doc

    Schedule 3   (Capitalisation Table)     The issued share capital of the Company at the date of this Warrant Instrument is 48,699,456 Ordinary shares of 0.005p each in the capital of the Company.                                                             1 30954807.doc

           Executed as a Deed  (but not delivered until the date appearing at the head of page 1) by Midatech Pharma PLC   acting by  a director  in the presence of:  iti . A444/445 - e Me-9144-r.     Signature of witness:   Name:   Address:     Occupation:                                                     16                                                                          30954807.doc